Exhibit 99.1

7961 SHAFFER PARKWAY SUITE 5 LITTLETON, COLORADO 80127 TELEPHONE (720) 981-1185 FAX (720) 981-1186

Trading Symbol: VGZ
Toronto andAmerican Stock Exchanges

NEWS

VISTA GOLD CORP. ANNOUNCES PUBLIC OFFERING OF COMMON SHARES

Denver, Colorado October 4, 2006 — Vista Gold Corp. (TSX & AMEX: VGZ) (the “Company”) announced today that it intends to file a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) in connection with a proposed public offering (the “Offering”), subject to market and other conditions, of up to 4,000,000 of its common shares on a best efforts agency basis, and also will file a preliminary prospectus supplement to its existing US$32 million short form base shelf prospectus dated October 2, 2006 with the securities regulatory authorities in the provinces of British Columbia, Alberta, Manitoba and Ontario in connection with the Offering.  The Company anticipates that Offering will consist of a minimum of US$25 million and a maximum of US$32 million in common shares of the Company.

The Company expects to use the proceeds of the Offering to finance the previously-announced transaction involving the transfer of the Company’s Nevada based properties into a new publicly-listed company and the acquisition by that new company of the Nevada based mining assets of Carl and Janet Pescio, and for general working capital and general corporate purposes.

Sprott Securities Inc. will act as lead agent in respect of the Offering.

These shares will be issued pursuant to an effective shelf registration statement.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy common shares nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer, if at all, will be made only by means of a prospectus forming part of the effective registration statement and an accompanying prospectus supplement.

Copies of the preliminary prospectus supplements, once filed, and the base shelf prospectuses may be obtained from Sprott Securities Inc. (attn: Susan Samila-Moroz), Suite 2800, South Tower, Royal Bank Plaza, Toronto, Ontario, M5J 2J2, Tel# (416) 943-6401 and Fax # (416) 943-6496.  When a prospectus supplement relating to the Offering has been filed with the SEC, it will be available along with the base prospectus filed with the SEC in connection with the shelf registration, on the SEC’s website at http://www.sec.gov.  Copies of any prospectus supplements filed with the securities regulatory authorities in Canada will be available, along with the Canadian base shelf prospectus, on the internet at http://www.sedar.com.

About Vista Gold Corp.

Vista Gold Corp., based in Littleton, Colorado, evaluates and acquires gold projects with defined gold resources. Additional exploration and technical studies are undertaken to maximize the value of the projects for eventual development. The Corporation’s holdings include the Maverick Springs, Mountain View, Hasbrouck, Three Hills, Wildcat projects, the F.W. Lewis, Inc. properties and the Hycroft mine, all in Nevada, the Long Valley project in California, the Yellow Pine project in Idaho, the Paredones Amarillos and Guadalupe de Los Reyes projects in Mexico, the Mt. Todd project in Australia, the Amayapampa project in Bolivia and the Awak Mas project in Indonesia.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933 and U.S. Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including those relating to the proposed equity financing by Vista, are forward-looking statements.  The timing, occurrence and results of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, capital market conditions, risks relating to fluctuations in the price of gold and uncertainties concerning reserve and resource estimates, as well as those factors discussed in Vista’s latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q and other documents filed with the U.S. Securities and Exchange Commission. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Vista assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information, please contact Greg Marlier at (720) 981-1185, or visit the Vista Gold Corp. website at www.vistagold.com.